UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

While engaged in meetings with potential purchasers of Frontier’s new unsecured Senior Notes, Frontier commented that: (a) the Senior Notes will be subject to categories of covenants that are customary for high yield debt securities; (b) Frontier anticipates the potential to reduce the ratio of net debt to adjusted EBITDA to a ratio in the low 3’s over the long term, given the previously-disclosed potential to reduce leverage by between 0.1 and 0.2 times per year following closing (expected by end of first quarter 2016) of the previously announced transaction with Verizon Communications Inc., and (c) with respect to cash taxes, Frontier currently anticipates (i) cash taxes in 2016 could be in the range of $275 million to $325 million, inclusive of the anticipated closing of the Verizon Transaction, and (ii) if the bonus depreciation deduction allowance were to be extended for the 2015 tax year, Frontier currently estimates that the 2015 deferral impact would be approximately $80 million, with the benefit likely being realized through the reduction of cash tax payments in 2016.

The preceding information shall be deemed to be furnished, not filed, and shall not be incorporated by reference into any other filing with the Securities and Exchange Commission.

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to: Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; the ability to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Item 8.01	Other Events

Frontier Communications Corporation (NASDAQ:FTR) announced today that it has priced its previously announced private offering of $6.6 billion aggregate principal amount of unsecured Senior Notes, as follows: $1 billion of 8.875% Senior Notes due 2020; $2 billion of 10.500% Senior Notes due 2022; and $3.6 billion of 11.000% Senior Notes due 2025. Each will be issued at a price equal to 100% of its principal amount. The offerings are expected to close on or about September 25, 2015, subject to customary closing conditions. A copy of Frontier’s press release issued on September 11, 2015 containing such announcement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Frontier Communications Corporation issued on September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 11, 2015	By:/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary